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                                                                   EXHIBIT 10.7


                                CA SHORT COMPANY
                  AGREEMENT TO GRANT PERFORMANCE STOCK OPTIONS

         THIS AGREEMENT made as of this 17th day of July, 1997, between CA SHORT COMPANY, a corporation existing under the laws of the State of Delaware (hereinafter referred to as the "Company"), and Charles R. Davis (hereinafter referred to as "Optionee").

         In consideration of the services to be rendered by Optionee to the Company as an employee, the parties hereto agree as follows:

         1. GRANTS OF OPTIONS. The Company agrees to grant to Optionee the right and option hereinafter called "Option" to purchase all or any part of an aggregate of 200,000 shares of its Common Stock (the "Shares") at the following time and subject to the following conditions:

              (a) The Company will grant to Optionee an option to purchase 50,000 Shares at the time that the Company first achieves pre-tax earnings in the amount of $1 million.

              (b) The Company will grant to Optionee an option to purchase 75,000 Shares at the time that the Company first achieves pre-tax earnings in the amount of $1.5 million.

              (c) The Company will grant to Optionee an option to purchase 75,000 Shares at the time that the Company first achieves pre-tax earnings in the amount of $2 million.

         Each of the foregoing options shall be granted on the date that the Company files its annual report on Form 10-K, which report demonstrates the required level of earnings. The grant of each option provided for herein is subject to the condition that Optionee be an employee of the Company on the last day of the fiscal year covered by the applicable Form 10-K.

         2. PURCHASE PRICE. The purchase price of the Shares covered by each option granted hereunder shall be the fair market value of such Shares as determined by the Company in its discretion as of the date of each grant.

         3. EXPIRATION. Anything to the contrary contained therein notwithstanding, the options granted hereunder shall expire and shall in no event be exercisable after ten years after the date of grant.

         4. EXERCISE. Options granted hereunder shall not be exercisable until six months after the date of grant.


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         5.   RECAPITALIZATIONS, ETC. Each agreement granting options provided for hereby shall provide that in the event after the date of the option of any change in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, rights offering to purchase the Common Stock at a price substantially below fair market value, or of any similar change affecting the Common Stock, the number and kind of shares which thereafter may be purchased pursuant to the option and the purchase price per share thereof shall be appropriately adjusted consistent with such change in such manner as the Company's Board of Directors may deem equitable to prevent substantial dilution or enlargement of the rights granted under such option. The decision of the Board of Directors in this respect shall be final and binding as Optionee.

         6. METHOD OF EXERCISE; PAYMENT. Options granted hereunder may be exercised in whole at any time, or in part from time to time with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by delivery of written notice of intent to exercise such option with respect to a specified number of shares delivered to the Company at its principal office accompanied by payment in full to the Company at said office of the amount of the purchase price for the number of Shares with respect to which the option is then being exercised, which payment may be by any of the following means or any combination thereof: cash, or certified or cashier's check payable to the Company.

         7. RESTRICTIONS ON TRANSFERABILITY OF OPTION. Options granted hereunder shall not be transferable other than by a will of the Optionee or by the laws of descent and distribution.

         8. RIGHTS IN STOCK BEFORE ISSUANCE AND DELIVERY. Optionee shall not be entitled to the privileges of stock ownership in respect of any Shares issuable upon exercise of options granted hereunder, unless and until such Shares have been issued as fully paid Shares.

         9. REQUIREMENTS OF LAW. By accepting any option granted hereunder, Optionee represents and agrees for himself or herself and his or her transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to Shares purchased upon exercise of such options, (a) any and all Shares so purchased shall be acquired for his or her personal account and not with a view to or for a sale in connection with any distribution, and (b) each notice of the exercise of any portion of such options shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the Shares are being so acquired in good faith for his or her personal account and not with a view to or for a sale in connection with any distribution. No certificate or certificates for shares of stock purchased upon exercise of such options shall be issued and delivered unless and until, in the opinion of legal counsel for the Company, such Shares may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law or other requirement of law or any regulatory body having jurisdiction over the Company. Unless registered under applicable securities laws, certificates evidencing shares of stock purchased upon exercise of such options shall bear a customary restrictive legend. Optionee understands that the Common Stock of the Company issued upon exercise of the Option will not be registered under applicable federal and state securities laws and will therefore constitute "restricted securities" under applicable securities laws. Such common stock may not be resold in the absence of registration under applicable securities laws or exemption therefrom. The Company may require an opinion of


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counsel acceptable to it that registration is not required upon any transfer of the Shares. The undersigned understands that as a condition of exemption from registration under federal securities laws, Optionee may be required to hold the Common Stock for a period of one year after such Common Stock is issued and that Optionee may be required to comply with other applicable provisions of Securities and Exchange Commission Rule 144.

         10. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto concerning the subject matter hereof, and supersedes all prior agreements, memoranda, correspondence, conversations and negotiations.

         11. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware as to all matters, including but not limited to matters of validity, construction, effect, performance, and remedies. This Agreement shall be binding upon the successors, assigns, and transferees of the undersigned.

         12. NOTICES. All notices given hereunder must be in writing and shall be deemed to have been properly given if: (i) personally delivered; (ii) deposited for delivery by federal express or other nationally recognized overnight courier services; or (iii) sent by registered or certified mail, return receipt requested, first class postage prepaid; in each case addressed to the party entitled to receive the same at the address specified below:

                       If to the Company:           CA Short Company
                                                    4205 East Dixon Boulevard
                                                    Shelby, NC  28150

                       If to Optionee:              Charles R. Davis
                                                    12124 Pine Valley Club Drive
                                                    Charlotte, NC  28277

         Either party may alter the address to which notice is to be sent by giving notice of such change of address in conformity with the provisions set forth above providing for the giving of notice.

         IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by its officer thereunto duly authorized, and Optionee has hereunto set his hand upon this Agreement to be effective as of the date and year first written above.

OPTIONEE:                                      COMPANY:

                                               CA SHORT COMPANY

/s/ Charles R. Davis                           By: /s/ Robert V. Boylan
---------------------------                       -----------------------------
(Signature)                                       Robert V. Boylan


                                               Its: Chief Operating Officer